Exhibit 10.4

RELEASE OF SECURITY INTEREST IN INTELLECTUAL PROPERTY

THIS RELEASE OF SECURITY INTEREST IN INTELLECTUAL PROPERTY (this “Release”) is made as of February 5th , 2016  (“Effective Date”) by and between SWK FUNDING LLC., a Delaware limited liability company, in its capacity as collateral agent for the Lenders party to the Credit Agreement (defined below) (in such capacity, “Agent”), and TRIBUTE PHARMACEUTICALS CANADA INC., a corporation existing under the laws of the Province of Ontario  (“Borrower”).

WHEREAS, pursuant to the terms and conditions of that certain Intellectual Property Security Agreement by and between Borrower and Agent, dated August 8, 2013 (as the same may have been amended, restated, supplemented, or otherwise modified from time to time, the “Security Agreement”; capitalized terms used herein without definition shall have the meanings set forth in the Security Agreement), Borrower granted, and/or reaffirmed its prior grant, pursuant to the Credit Agreement, to Agent, for its benefit and the benefit of the Lenders, among other things, a continuing security interest in Borrower’s entire right, title and interest in and to the IP Collateral, as defined in the Security Agreement, whether now owned or existing and hereafter created, acquired or arising, including:

(a) All Intellectual Property, as defined in the Security Agreement;

(b) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property;

(c) All Licenses or other rights to use any of the Intellectual Property and all license fees and royalties arising from such use to the extent permitted by such Licenses or rights;

(d) All amendments, extensions, renewals and extensions of any of the Intellectual Property;

(e) All proceeds and products of the foregoing, including without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing; and

(f) All other rights or benefits granted to the Agent and/or the Lenders in respect of the Intellectual Property as set out in the Security Agreement.

WHEREAS, Borrower has paid in full all obligations outstanding under the Credit Agreement and Agent has, at Borrower’s request, agreed to release its security interest in the IP Collateral;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

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1.                      Agent hereby terminates, cancels, discharges, reassigns and releases to Borrower any and all liens and security interests it has against, and any and all right, title and interest it may have in or to, the IP Collateral.

2.                      Agent hereby directs any and all Intellectual Property Offices and any offices having jurisdiction over the Intellectual Property ("IPO") to immediately remove and discharge all such liens and security interests in favour of the Agent against the IP Collateral.

3.                      Agent hereby directs Fogler, Rubinoff LLP, counsel to Borrower, and Holland & Knight LLP, counsel to Agent, or any agents that either of them designate in their sole discretion, to perform all acts required in order to obtain such removal and discharge by the IPO of such liens and security interests in favour of the Agent against the IP Collateral.

4.                      Agent shall, at Borrower’s expense, take all further actions, and provide to Borrower, its successors, assigns or other legal representatives, all such cooperation and assistance (including, without limitation, the execution and delivery of any and all documents or other instruments), reasonably requested by Borrower to more fully and effectively effectuate the purposes of this Release.

IN WITNESS WHEREOF, Agent has caused this Release to be executed by its duly authorized representative as of the Effective Date.

AGENT:

SWK FUNDING LLC, a limited liability company, as Agent

By: SWK Holdings Corporation, its sole Manager

By:	/s/ Winston Black
Name: Winston Black
Title: CEO